UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2007
IMPERIAL OIL LIMITED

(Exact name of registrant as specified in its charter)

Canada	0-12014	98-0017682

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

237 Fourth Avenue S.W., Calgary, Alberta, Canada	T2P 3M9

(Address of principal executive offices)	(Postal Code)
Registrant’s telephone number, including area code: 1-800-567-3776

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     Effective February 1, 2007, the Company’s Restricted Stock Unit Plan was amended with respect to Restricted Stock Units granted in 2002 (the “2002 Plan”) to give the recipient the conditional right to receive from the Company, upon exercise, one common share of the Company on the seventh anniversary of the grant date, unless the recipient elects to receive a cash payment equal to the average closing price of the Company’s common shares during the five trading days ending on December 4 (or the last trading day prior thereto, if December 4 is not a trading day on the Toronto Stock Exchange) of the calendar year in which the seventh anniversary of the grant date falls. Under the 2002 Plan prior to such amendment, the recipient only had the conditional right to receive this cash payment.
     The 2002 Plan is a long-term incentive compensation plan. Fifty percent of the units granted in 2002 were previously exercised on the third anniversary date of the grant date, being December 31, 2005. Under the amended 2002 Plan, the remaining fifty percent of the units granted in 2002 will be exercised on the seventh anniversary date of the grant, unless the grantee elects to receive cash, in which case such units will be exercised on December 4 (or the last trading day prior thereto, if December 4 is not a trading day on the Toronto Stock Exchange) of the calendar year in which the seventh anniversary of the grant falls. A copy of the Amended Restricted Stock Unit Plan with respect to Restricted Stock Units granted in 2002 is attached as Exhibit 99.1 to this report.
Item 9.01 Financial Statements and Exhibits.
          (c) Exhibits.
          The following exhibit is furnished as part of this report on Form 8-K:
99.1	Amended Restricted Stock Unit Plan with respect to Restricted Stock Units granted in 2002, as amended effective February 1, 2007.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL OIL LIMITED

Date: February 1, 2007
	By:	/s/ Brian Livingston

	Name:	Brian Livingston
	Title:	Vice-President, General Counsel and Corporate Secretary

	By:	/s/ Brent Latimer

	Name:	Brent A. Latimer
	Title:	Assistant Secretary